2

Exhibit 2: Segment Information - First Quarter 2005

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	52.788	48.319	14.612	12.687	35.284	32.603	15.620	14.549	3.956	2.640
Other products	605	449	122	129	142	82	1.503	1.262	0	0
Total	53.392	48.767	14.735	12.816	35.426	32.685	17.122	15.811	3.956	2.640
% change	9,5%		15,0%		8,4%		8,3%		49,8%

Cost of sales	(18.287)	(16.440)	(7.055)	(6.387)	(16.932)	(14.298)	(11.712)	(10.909)	(2.340)	(1.057)
% of sales	34,3%	33,7%	47,9%	49,8%	47,8%	43,7%	68,4%	69,0%	59,2%	40,0%

SG&A	(16.984)	(14.727)	(5.875)	(5.322)	(14.177)	(13.694)	(4.902)	(4.727)	(1.670)	(1.435)
% of sales	31,8%	30,2%	39,9%	41,5%	40,0%	41,9%	28,6%	29,9%	42,2%	54,3%

Operating profit	18.121	17.600	1.805	1.107	4.317	4.693	509	176	(54)	149
% change	3,0%		63,0%		-8,0%		189,7%		NM
% of sales	33,9%	36,1%	12,2%	8,6%	12,2%	14,4%	3,0%	1,1%	-1,4%	5,6%

Depreciation	4.476	4.443	1.341	1.576	2.455	2.937	654	671	315	331
Amortization	73	51	82	103	36	35	135	97	4	2
EBITDA	22.670	22.094	3.228	2.786	6.808	7.665	1.297	943	264	482
% change	2,6%		15,9%		-11,2%		37,5%		-45,2%
% of sales	42,5%	45,3%	21,9%	21,7%	19,2%	23,5%	7,6%	6,0%	6,7%	18,2%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***
	2005	2004	2005	2004	2005	2004	2005	2004
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1.267.623	1.132.082	665.868	618.071	1.324.974	1.202.377	187.367	186.234
% change	12,0%		7,7%		10,2%		0,6%

					Soft Drinks		Chile - Domestic
					918.098	869.151	105.900	102.236
					5,6%		3,6%
					Nectars		Chile Bottled Exports
					97.790	83.023	74.602	80.026
					17,8%		-6,8%
					Mineral Water
					309.086	250.203	Argentina
					23,5%		6.865	3.973
							72,8%

* Volumes include exports of 16,411 HL (11,832 HL to Chile) and 13,007 HL (10,062 HL to Chile) in Q1'05 and Q1'04 respectively.
** In unit cases, sales from the soft drink and mineral water segment totaled 23.3 million and 21.2 million in Q1'05 and Q1'04, respectively.
*** Volumes do not include bulk volumes of 39,488 HL (23,978 HL from Chile exports and 15,510 HL from Argentina) and 34,993 HL (22,457 HL from Chile exports and 12,536 HL from Argentina ) in Q1'05 and Q1'04 respectively.
					Total		Total
Price (Ch$ / HL)	41.643	42.681	21.945	20.527	26.630	27.115	83.364	78.120
% change (real)	-2,4%		6,9%		-1,8%		6,7%

					Soft Drinks		Chile - Domestic
					26.753	26.994	57.637	48.614
					-0,9%		18,6%
					Nectars		Chile - Export
					41.148	42.731	117.473	114.566
					-3,7%		2,5%
					Mineral Water
					21.664	22.343	Argentina
					-3,0%		109.582	103.279
							6,1%

Última actualización 28/04/2005
Por Jorge Bustos Concha